UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2014

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

As previously announced, Ferro Corporation (the "Company") intends to refinance all of its $250.0 million aggregate principal amount 7.875% Senior Notes due 2018 (the "Senior Notes") with long-term debt and refinance its existing $250.0 million revolving credit facility. The Company presently intends to redeem all of its outstanding Senior Notes pursuant to a tender offer and / or the redemption provision in the indenture governing the Senior Notes.

The Company presently intends to enter into new senior secured credit facilities totaling $500.0 million, $300.0 million of which would consist of a senior secured term loan and $200.0 million of which would consist of a senior secured revolving credit facility. In connection with the new senior secured credit facilities, the Company will provide the following information to potential lenders:

Financial information for the Company giving effect to the sale of substantially all of its Specialty Plastics business for the twelve months ended March 31, 2014:
• Value-added sales of $1,376.0 million
• Adjusted EBITDA of $133.0 million

Estimated actual and pro forma (giving effect to the repayment of all outstanding Senior Notes and all borrowings outstanding under the existing revolving credit facility with proceeds from the new senior secured credit facilities) balance sheet items as of June 30, 2014:
• Cash and cash equivalents: $50.4 million actual, $66.6 million pro forma
• Existing credit facility borrowings: $105.1 million actual, $0.0 pro forma
• Other debt: $9.4 million actual, $9.4 million pro forma
• New senior secured revolving credit facility borrowings: $0.0 actual and $0.0 pro forma
• New senior secured term loan borrowings: $0.0 actual and $300.0 million pro forma

The balance sheet items as of June 30, 2014 are only estimates and are subject to change in connection with the Company’s finalization of its financial statements as of June 30, 2014.

Below is a reconciliation of Adjusted EBITDA for the twelve months ended March 31, 2014 to the most directly comparable GAAP measure:

Ferro Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA

(Dollars in thousands)
Twelve months ended March 31, 2014

Net Income Attributable to Ferro Corporation $88,263
Interest Expense $25,920
Income Tax Expense $16,582
Depreciation and Amortization $48,100
(Less) Interest Amortization Expense and Other ($1,947)
(Less) Special Charges ($27,341)
(Less) EBITDA attributed to Specialty Plastics ($16,343)
Adjusted EBITDA $133,234

It should be noted that adjusted EBITDA is a financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). Adjusted EBITDA is net income before interest, income taxes, depreciation and amortization, nonrecurring adjustments to cost of sales, nonrecurring adjustments to SG&A, restructuring and impairment charges, nonrecurring adjustments to miscellaneous income and expense and is adjusted to remove the EBITDA attributable to substantially all of the Specialty Plastics business, which was sold on July 1. Adjustments are primarily comprised of restructuring and impairment charges, gains and losses on sales of assets and businesses and the impact of the mark to market pension adjustment recorded in the fourth quarter of 2013. We believe this data provides investors with additional information on the underlying operations of the business and enables period-to-period comparability of financial performance. In addition, these measures are used in the calculation of certain incentive compensation programs for selected employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 7, 2014	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer